EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65986, 333-51408, 333-45634, and 333-89653) and Form S-3 (No. 333-54894) of LookSmart, Ltd. and its Subsidiaries of our report dated January 23, 2002 except as to Note 17 which is as of March 7, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/S/	PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 13, 2002